SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)
COMMON STOCK-TEJAS GAS CORP DEL
          GABELLI FOUNDATION
                                 9/26/97            5,000            59.8750
          GIL II, LTD.
                                 9/29/97            3,800            58.8750
                                 9/26/97            1,200            59.8750
          GABELLI INTERNATIONAL LTD
                                 9/29/97            2,500            59.8750
          GABELLI FUNDS, INC.
               THE GABELLI VALUE FUND,INC.
                                 9/30/97           56,700            60.0500
                                 9/29/97           43,300            60.0500
               THE GABELLI SMALL CAP GROWTH FUND
                                 9/25/97           22,000            59.8625
               THE GABELLI EQUITY TRUST,INC.
                                 9/25/97           50,000            59.8625
               THE GABELLI EQUITY INCOME FUND
                                 9/25/97           10,000            59.8625
               THE GABELLI ASSET FUND
                                 9/26/97           29,200            59.9250
                                 9/26/97           10,000            59.8625
               THE GABELLI CAPITAL ASSET FUND
                                 9/26/97            5,000            59.8625
                                 9/25/97           18,000            59.8625
          GAMCO INVESTORS, INC.
                                 9/29/97           97,000            59.9375
                                 9/26/97           30,000            59.8750
                                 9/25/97            2,000            59.8125
          GAMCO INVESTORS, INC.
                                 9/30/97            6,100            59.9887
                                 9/30/97           33,200            60.0000
                                 9/29/97           90,800            59.9375
                                 9/26/97           99,500            59.8750
                                 9/25/97           90,400            59.8125



          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.





                                       39
SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)


                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

PREFERRED CONVERTIBLE STOCK-TEJAS GAS DEP PRD CV

          GABELLI FOUNDATION
                                 9/26/97            4,400            71.0000
          GABELLI FUNDS, INC.
               THE GABELLI CONVERTIBLE SECURITIES FUND
                                 9/30/97           41,000            71.3000
                                 9/26/97           10,000            70.8625
                                 9/26/97           20,000            71.1750
          GAMCO INVESTORS, INC.
                                 9/30/97            3,000            71.1875
                                 9/29/97            2,000            71.2500
                                 9/26/97           10,800            70.8079
                                 9/26/97           10,000            70.9925
                                 9/25/97            1,700            70.7500
























          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.

                                       40